Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 26, 2007, by and among Nanogen Inc., a Delaware corporation, with headquarters located at 10398 Pacific Center Court, San Diego, California 92121 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers desire to enter into this transaction to purchase the Notes (as defined below) and Warrants (as defined below) pursuant to the Registration Statement (as defined below) which is currently effective, has at least $50,000,000 of initial offering price of unallocated securities available for sale as of the date hereof and has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B. The Company has authorized the issuance of a new series of 6.25% senior convertible notes due 2010 of the Company, in the form attached hereto as Exhibit A to the Indenture (as defined below) (the “Notes”), which Notes shall be convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Notes, which Conversion Shares shall be issued pursuant to the Registration Statement (as defined below), or, if such Registration Statement is not available at the time of issuance of such Conversion Shares, as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of the Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be $20,000,000 (ii) warrants, in substantially the form attached hereto as Exhibit B-1 (the “Series A Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers (as exercised, collectively, the “Series A Warrant Shares”), (iii) warrants, in substantially the form attached hereto as Exhibit B-2 (the “Series B Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers (as exercised, collectively, the “Series B Warrant Shares”) and (iv) warrants in substantially the form attached hereto as Exhibit B-3 (the “Series C Warrants”, together with the Series A Warrants and the Series B Warrants, the “Warrants”) to acquire up to that number of shares of Common Stock set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers (as exercised, collectively, the “Series C Warrant Shares”, and together with the Series A Warrant Shares and the Series B Warrant Shares, the “Warrant Shares”), which Warrant Shares shall be issued pursuant to the Registration Statement (as defined below) or, if such Registration Statement is not available at the time of issuance of such Warrant Shares, shall be issued solely pursuant to the cashless exercise provisions of the Warrant as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act. The Notes will be issued pursuant to a supplemental indenture in the form attached hereto as Exhibit A, dated August 27, 2007, which supplements the Indenture dated August 27, 2007 by and between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), (collectively, the “Indenture”).

D. The Notes bear interest, which, subject to certain conditions, may be paid in shares of Common Stock (the “Interest Shares”).

E. The Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants.

(i) Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), (w) a principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (x) Series A Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, (y) Series B Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers and (z) Series C Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers (the “Closing”).

(ii) Closing. The date of the Closing (the “Closing Date”) shall be, on the date of notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 (unless otherwise mutually agreed to by the Company and each Buyer). The Closing shall be deemed to have occurred at 10:00 a.m., New York City time on the Closing Date.

(iii) Purchase Price.

(1) The aggregate purchase price for the Notes and the Warrants to be purchased by each such Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite each Buyer’s name in column (6) of the Schedule of Buyers. Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing.

(2) The Buyers and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and that the issue price of such investment unit will be allocated 72 percent to the Notes, 12 percent to the Series A Warrants, 7 Percent to the Series B Warrants and 9 percent to the Series C Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h). Neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver, or cause to be delivered, to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a) No Sale or Distribution. Such Buyer is acquiring the Notes and hereunder in the ordinary course of its business for its own account. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Notes.

(b) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents (as defined below) and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed by such Buyer, and when delivered by such Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(e) Certain Trading Activities. Other than with respect to this Agreement and the transactions contemplated herein, since the time that such Buyer was first contacted by the Company, the Agent (as defined below) or any other Person regarding this investment in the Company neither the Buyer nor any Affiliate of such Buyer which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Buyer’s investments or trading or information concerning such Buyer’s investments and (z) is subject to such Buyer’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company. Such Buyer hereby covenants and agrees not to, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company or involving the Company’s securities during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4(h) hereof or (ii) this Agreement is terminated in full pursuant to Section 8 hereof. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future. For the purpose of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(f) Acquiring Person. Such Buyer, after giving effect to the transactions contemplated hereby, will not be the beneficial owner of 20% or more of the Company’s outstanding Common Stock. For purposes of this Section 2(f), beneficial ownership shall be determined pursuant to a Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(g) Consents. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by such Buyer of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect.

The Company acknowledges and agrees that each Buyer does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Shelf Registration Statement. A “shelf” registration statement on Form S-3 (File No. 333-144880) with respect to the Securities has been prepared by the Company in conformity in all material respects with the requirements of the 1933 Act, and the rules and regulations (the “Rules and Regulations”) of the SEC thereunder and has been filed with the SEC. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement (as defined below) meets the requirements of Rule 415(a)(1)(x) under the 1933 Act and complies in all material respects with said rule. Copies of such registration statement, including any amendments thereto, the base prospectus (meeting in all material respects the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Buyers. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the 1933 Act, is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the 1933 Act and contained in the Prospectus referred to below, has become effective under the 1933 Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The term “Prospectus” as used in this Agreement means the form of base prospectus together with the final prospectus supplement relating to the Securities (the “Prospectus Supplement”) first filed with the SEC pursuant to and within the time limits described in Rule 424(b) under the 1933 Act. Any reference herein to the Registration Statement or the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the SEC after the date of filing of the Prospectus Supplement under Rule 424(b) under the 1933 Act and prior to the termination of the offering of the Securities.

(b) Prospectus. As of the Applicable Time (as defined below) and as of the Closing Date (as defined below), neither (x) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus and the General Disclosure Package, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein. As used in this subsection and elsewhere in this Agreement:

(i) “Applicable Time” means 5:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Buyers.

(ii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, relating to the Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

(iii) “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement.

(iv) “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) other than as listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Annual Report”) (collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to (i) result in any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, results of operations, or financial condition of the Company and of the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, or (ii) prevent, burden or impair the consummation of the transactions contemplated by this Agreement (collectively a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement and the General Disclosure Package; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Indenture, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, the reservation for issuance and the issuance of the Interest Shares in accordance with the terms of the Indenture and the Notes and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors, and no further filing, consent, or authorization is required by the Company’s Board of Directors or its stockholders. This

Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) Issuance of Securities. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 130% of the aggregate of the maximum number of shares of Common Stock issuable as of the Closing Date (i) upon conversion of the Notes, (ii) as Interest Shares pursuant to the terms of the Indenture and the Notes and (iii) upon exercise of the Warrants. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon conversion or exercise in accordance with the Indenture and the Notes or the Warrants, as the case may be, the Conversion Shares, the Interest Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(f) Equity Capitalization. As of the date hereof and as of the Closing Date, the Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant or issuance of options or shares under existing equity compensation plans or stock purchase plans described in the Registration Statement or the Prospectus), and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. All of the Securities conform to the description thereof contained in the Registration Statement and the Prospectus. The form of certificates for the Conversion Shares, the Interest Shares and the Warrant Shares will conform to the corporate law of the jurisdiction of the Company’s incorporation.

(g) Disclosure.

(i) The SEC has not issued an order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the SEC. The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform to the requirements of the 1933 Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the SEC conformed in all material respects, or will conform in all respects, to the requirements of the 1934 Act, or the 1933 Act, as applicable, and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact and do not omit, and on the Closing Date will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact; and do not omit, and on the Closing Date will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein.

(ii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Buyers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Buyers so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Buyers specifically for use therein.

(iii) The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, that is not included in the 8-K Filing (as defined below) or other public filing of the Company filed prior to the 8-K Filing Time (as defined below). The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(h) Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Prospectus, any Permitted Free Writing Prospectus (as defined below) and other materials, if any, permitted under the 1933 Act. The Company will file with the SEC all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the 1933 Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the SEC any electronic road show.

(i) Ineligible Issuer Status. At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act, without taking into account any determination by the SEC pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(j) Financial Statements. The condensed consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such condensed consolidated financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k) Accountants. Ernst & Young LLP, who have certified certain of the financial statements filed with the SEC as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, has represented to the Company that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l) Weaknesses or Changes in Internal Accounting Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus,

neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m) Sarbanes- Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC and The NASDAQ Global Market (the “Principal Market”) thereunder (collectively, the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect with respect to which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act which will become applicable to the Company.

(n) Litigation. There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(o) Title. The Company and the Subsidiaries have good and marketable title to all of the material properties and assets reflected in the condensed consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount or would not materially interfere with the use to be made of such properties or assets. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) Taxes. The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All tax liabilities have been adequately provided for in the condensed consolidated financial statements of the Company in accordance with GAAP, and the Company does not know of any actual or proposed additional material tax assessments.

(q) Absence of Certain Changes. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any Material Adverse Effect, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s condensed consolidated financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(r) No Conflicts. Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be in violation of its certificate of incorporation, by-laws, or other organizational documents. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate of incorporation or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except to the extent that such conflict, breach or default would not have a Material Adverse Effect.

(s) Contracts. There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the 1933 Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principle). Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

(t) Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the SEC, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be required under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(u) Intellectual Property. Except as described in the Registration Statement and the General Disclosure Package or in any document incorporated by reference therein, the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses in the manner in which they are being conducted; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects in the manner in which it is being conducted; to the Company’s knowledge, neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all steps reasonably necessary to secure ownership interests in Intellectual Property created for it by any contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects. None of the technology employed by the Company and material to the Company’s business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or, to the Company’s knowledge, otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(v) FDA; Studies. Since the respective dates as of which information is set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) all of the descriptions of the Company’s legal and governmental proceedings and procedures before the United States Food and Drug Administration (the “FDA”) or any other national, departmental, state or local governmental body exercising comparable authority are true and correct in all material respects, (ii) the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its Subsidiaries that are described in the Registration Statement, the General Disclosure Package and the Prospectus were and, if still pending, are (a) with respect to the foregoing conducted by employees of the Company or any of its Subsidiaries (“Company Studies”), being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards, in each case in all necessary respects and in all material respects; and (b) with respect to the foregoing conducted on behalf of the Company or independently by others using the Company’s or any of its Subsidiaries’ technologies, products or product candidates (“Independent Studies”), to the Company’s knowledge, being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards, in each case in all necessary respects and in all material respects; (iii) the descriptions of the results of the Company Studies, and, to the Company’s knowledge, the Independent Studies, contained in the Registration Statement, the General Disclosure Package and the Prospectus are true and correct in all material respects; and (iv) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor its Subsidiaries have received any notices or correspondence from the FDA, or any national, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any of the Company Studies or Independent Studies.

(w) Manipulation of Prices. Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

(x) Investment Company Act. Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the SEC thereunder.

(y) Internal Accounting Controls.

(i) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15e and 15d-15e under the 1934 Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the 1934 Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(z) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(aa) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bb) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(cc) Employee Benefits. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(dd) Transactions with Affiliates. To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement. There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or, to the knowledge of the Company, any other person required to be described in the Prospectus which have not been described as required.

(ee) Environmental Laws. Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(ff) Listing; 1934 Act Registration. The Common Stock has been approved for listing subject to notice of issuance on the Principal Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the quotation of the Common Stock on the Principal Market, nor, has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or quotation.

(gg) Contributions; Foreign Corrupt Practices. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus.

(hh) No Integrated Offering. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the Rules and Regulations or the interpretations thereof by the SEC. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(ii) Brokerage Fees; Commissions. Except as described in the Registration Statement and the General Disclosure Package, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Buyers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

(jj) Consents. Other than as described in Section 3(t) hereof, or as have been obtained, filed or made, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the SEC or the Principal Market subsequent to the date hereof, including but not limited to the Prospectus Supplement and any blue sky filings which may be required to be made). The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(kk) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 of the 1933 Act) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(ll) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement, the Notes and the Indenture and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(mm) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to exempt the Company’s issuance of the Securities and any Buyer’s ownership of the Securities from the provisions of any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement. Except as described in the Registration Statement and the General Disclosure Package, the Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(nn) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(oo) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(pp) Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(qq) Acknowledgement Regarding Buyers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyers with applicable law, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that, subject to compliance by the Buyers with applicable law, (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.

(rr) U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer’s request.

(ss) Trust Indenture Act. The Indenture is qualified the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

4. COVENANTS.

(a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Maintenance of Registration Statement. For so long as any of the Notes or Warrants remain outstanding, the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the Registrable Securities (as defined below); provided that, if at any time while the Notes or the Warrants are outstanding the Company shall be ineligible to utilize Form S-3 (or any successor form) for the purpose of issuance of the Registrable Securities the Company shall use its reasonable best efforts to promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. For the purpose of this Agreement, “Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Notes, (ii) the Interest Shares issued or issuable in accordance with the terms of the Indenture and the Notes, (iii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iv) any shares of capital stock of the Company issued or issuable with respect to the Conversion Shares, the Notes, the Interest Shares, the Warrant Shares and the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes or exercises of the Warrants.

(c) Prospectus Supplement and Blue Sky. In the manner required by law, the Company shall have delivered to the Buyers, and as soon as practicable after the Closing the Company shall file, the Prospectus Supplement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities in the manner described in the Registration Statement and the General Disclosure Package, except as otherwise limited by any prohibitions contained in the Indenture for so long as such Notes are outstanding.

(e) Listing. The Company shall promptly secure the listing of all of the Conversion Shares, Interest Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall use its reasonable best efforts to maintain, in accordance with the Notes and Warrants, such listing of all Conversion Shares, Interest Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents. The Company use reasonable best efforts to maintain the Common Stocks’ authorization for quotation on the Principal Market or if such authorization is not able to be maintained, on another Eligible Market (as defined in the Indenture). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. Subject to Section 8 below, at Closing, the Company shall pay an expense allowance to Portside Growth and Opportunity Fund (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all actual and accountable reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), in an amount not to exceed $105,000 (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement), which amount shall be withheld by such Buyer from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(g) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged in compliance with applicable law by any holder of Securities (an “Investor”) in connection with a bona fide margin agreement or (but not the enforcement of any pledge) other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees, subject to applicable securities laws, to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement (the “8-K Filing Time”), the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the Indenture, the form of the Notes and the form of Warrant) as exhibits to such filing (including all attachments, the “8-K Filing”). As of immediately following the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC. For so long as the Notes and the Warrants are outstanding, other than notices required to be delivered pursuant to Section 4(m), the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. For so long as the Notes and the Warrants are outstanding, if a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries provided in breach of the preceding sentence, it shall provide the Company with written notice thereof in which case the Company shall, within five (5) Trading Days (as defined in the Indenture) of receipt of such notice, make public disclosure of any such material, nonpublic information provided in breach of the preceding sentence. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the Registration Statement unless such disclosure is required by law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted.

(i) Additional Notes; Variable Securities; Dilutive Issuances. For so long as any Notes remain outstanding, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Indenture) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuances (as defined in the Indenture) if the effect of such Dilutive Issuance is to cause, or but for the Securities Limitations (as defined below) would cause, the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market, in each case without giving effect to (w) the limitations on conversion contained in the Indenture, (x) the application of any Conversion Floor Price (as defined in the Indenture), (y) the limitations on exercise contained in the Warrants, and (z) the application of any Exercise Floor Price (as defined in the Warrants) (the “Securities Limitations”). For so long as any Notes or Warrants are outstanding, unless or until the Stockholder Approval (as defined below) has been obtained, the Company shall not take any action if the effect of such action would be to cause either (i) the Conversion Price to be reduced below the Conversion Floor Price or (ii) the Exercise Price to be reduced below the Exercise Floor Price, in each case without giving effect to any Securities Limitations.

(j) Corporate Existence. For so long as any Notes or Warrants remain outstanding, the Company shall not be party to any Fundamental Transaction (as defined in the Indenture) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Indenture and the Warrants.

(k) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 130% of the sum of the number of shares of Common Stock issuable (i) upon conversion of the Notes issued at the Closing, (ii) as Interest Shares pursuant to the terms of the Indenture and the Notes and (iii) upon exercise of the Warrants issued at the Closing (without taking into account any limitations on the Conversion of the Notes or exercise of the Warrants set forth in the Indenture and Warrants, respectively).

(l) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(m) Additional Issuances of Securities.

(i) For purposes of this Section 4(m), the following definitions shall apply.

(1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(4) “Shelf Offering” means any Subsequent Placement of Common Stock or Common Stock Equivalents directly by the Company or through an underwriter of the Company to buyers of such Common Stock or Common Stock Equivalents under an effective shelf registration statement pursuant to Rule 415 of the 1933 Act.

(5) “Other Subsequent Placements” means any Subsequent Placements other than a Shelf Offering.

(ii) From the date hereof until the date that is thirty (30) Trading Days (as defined in the Indenture) following the effective date of the Prospectus Supplement (the “Trigger Date”), the Company will not, directly or indirectly, file any registration statement with the SEC other than the Registration Statement and shall not file any prospectus supplement with respect to any Subsequent Placement (as defined below). From the date hereof until the Trigger Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

(iii) From the Trigger Date until the second anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(m)(iii).

(1) The Company shall deliver to each Buyer a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least thirty percent (30%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated (other than any requirement to provide an updated Offer Notice reflecting such Undersubscription Amount which shall not be required to be repeated in the event that such process is appropriately described in the initial Offer Notice) until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of (x) with respect to a Shelf Offering, the third (3rd) Business Day or (y) with respect to an Other Subsequent Placement, the seven (7th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”); provided, however, that the Buyers may not accept an Offer by electing to purchase less than 5% of the Offered Securities on an aggregate basis. If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend any material terms or conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on (x) with respect to a Shelf Offering, the third (3rd) Business Day or (y) with respect to an Other Subsequent Placement, the seventh (7th) Business Day after such Buyer’s receipt of such new Offer Notice.

(3) The Company shall have fifteen (15) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(m)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(m)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(m)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(m)(iii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(m)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(m)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the agreement regarding the Subsequent Placement (the “Subsequent Placement Agreement”) with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement and (y) the Buyers shall be entitled to the same registration rights provided to other investors in the Subsequent Placement.

(8) Notwithstanding anything to the contrary in this Section 4(m) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the fifteen (15th) Business Day following delivery of the Offer Notice. If by the fifteen (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice from the Company regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(m)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60 day period (other than the Offer Notices contemplated by the last sentence of Section 4(m)(iii)(2) of this Agreement or the prior sentence of this Section 4(m)(iii)(8)).

(iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(m) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Indenture).

(n) Letter of Credit.

(i) On or prior to the Business Day immediately following the Closing Date, the Company shall obtain an irrevocable letter of credit (the “Letter of Credit”), in the amount of $7,000,000 (the “Letter of Credit Amount”) issued in favor of Portside Growth and Opportunity Fund, in its capacity as letter of credit agent for the holders of the Notes (the “LC Agent”) by a bank acceptable to such LC Agent (the “Letter of Credit Bank”) and in form and substance acceptable to such LC Agent. The Letter of Credit, including any renewals, extensions or replacements referred to below, shall expire not earlier than 91 days after the Stated Maturity (as defined in the Indenture) of the Notes (the “LC Expiration Date”). Upon (i) the occurrence and during the continuance of an Event of Default (as defined in the Indenture) under any of the Notes or (ii) the Stated Maturity of the Notes, the LC Agent shall be entitled to draw under the Letter of Credit, including any renewals, extensions or replacements referred to below, for the full Letter of Credit Amount then available thereunder, it being understood that the LC Agent shall act for the benefit of the Buyers on a pro rata basis based on the principal amount of the Notes initially issued to each of the Buyers and hold such amount as collateral security for the obligations under the Notes for the benefit of the Buyers. The Company shall obtain such renewals, extensions or replacements of the Letter of Credit as necessary to ensure that the Letter of Credit shall not expire prior to the LC Expiration Date (unless the Letter of Credit shall have been reduced to zero in accordance with the terms contained in this Section 4(n) prior to such date). If, at any time, the Company cannot obtain a renewal, extension or replacement of the Letter of Credit such that the Letter of Credit will expire prior to the LC Expiration Date (a “Withdrawal Event”), the Company and the Letter of Credit Bank shall each give the LC Agent written notice of the occurrence of a Withdrawal Event at least forty-five (45) days prior to the then current expiration date of the Letter of Credit. Following a Withdrawal Event, the LC Agent shall be entitled to draw down the Letter of Credit Amount in its entirety (whether or not an Event of Default shall have occurred or be continuing under any of the Notes) and hold such amount as collateral security for the obligations under the Notes for the benefit of the Buyers. With respect to each Buyer that has delivered an Event of Default Redemption Notice pursuant to the Indenture (with a copy to the LC Agent), no later than the later of (i) the Event of Default Redemption Date with respect to such holder of Notes and (ii) the second (2nd) Business Day following the date that the LC Agent received all or any portion of the Letter of Credit Amount from the Letter of Credit Bank, the LC Agent shall distribute to such Buyer an amount in cash equal to the lesser of (i) such Buyer’s Event of Default Redemption Price and (ii) an amount calculated by multiplying the Letter of Credit Amount by the quotient determined by dividing (A) the principal amount of Notes issued to such Buyer on the Closing Date by (B) the aggregate principal amount of all Notes issued to all Buyers on the Closing Date (the “Letter of Credit Allocation”); provided, that in no event shall the LC Agent be required to deliver to the Buyers more than the total amount drawn under the Letter of Credit. In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s Notes, the transferee shall be allocated a pro rata portion of such Buyer’s Letter of Credit Allocation, and the rights of the applicable transferor contained in the prior sentence shall apply to the applicable transferee with respect to the portion of the Letter of Credit Allocation allocated to such transferee. In the event that any Buyer of Notes shall convert all or a portion of such Buyer’s Notes, which leaves such Buyer with an aggregate principal amount of Notes that is less than such Buyer’s Letter of Credit Allocation, then such Buyer’s Letter of Credit Allocation shall be reduced to the outstanding principal of Notes held by such Buyer and the difference between such Buyer’s Letter of Credit Allocation and the outstanding principal amount of Notes held by such Buyer shall be allocated to the respective Letter of Credit Allocations of the remaining Buyers of Notes on a pro rata basis in proportion to the outstanding principal amount of Notes then held by each such Buyer.

(ii) If at any time during any thirty (30) consecutive Trading Day period (the “Measuring Period”) after the Closing Date (A) the Equity Conditions (as defined in the Indenture) have been satisfied and (B) the Closing Sale Price (as defined in the Indenture) of the Common Stock equals or exceeds 120% of the initial Conversion Price (as defined in the Indenture) for twenty (20) Trading Days during the Measuring Period, the Company shall promptly deliver a notice to the LC Agent (the “LC Termination Notice”), certifying as to the occurrence of such events. Within 10 days of the receipt of an LC Termination Notice, the LC Agent shall issue a written instruction to the Letter of Credit Bank to request the termination of the Letter of Credit and the release and return of the Letter of Credit to the Company (the date of such termination, the “LC Termination Date”).

(iii) Portside Growth and Opportunity Fund is hereby appointed as the LC Agent for the Buyers hereunder, and each Buyer hereby authorizes the LC Agent (and its officers, directors, employees and agents) to take any and all such actions on behalf of the Buyers with respect to the Letter of Credit in accordance with the terms of this Agreement. The LC Agent shall not have, by reason hereof or any of the other Transaction Documents, a fiduciary relationship in respect of any Buyer. To the extent that the LC Agent, in such capacity, receives any funds pursuant to the terms of this Section 4(n), except as contemplated above, if the LC Agent is to distribute any of such funds to any Buyer (including Portside Growth and Opportunity Fund, in its capacity as a Buyer), it shall distribute such funds to all of the Buyers on a pro rata basis based on the principal amount of the Notes held by each of the Buyers. Neither the LC Agent nor any of its officers, directors, employees and agents shall have any liability to the Buyer for any action taken or omitted to be taken in connection hereof, and any Buyer agrees to defend, protect, indemnify and hold harmless the LC Agent and all of its officers, directors, employees and agents (collectively, the “LC Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such LC Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such LC Indemnitee of the duties and obligations of the LC Agent pursuant hereto. In the event that Portside Growth and Opportunity Fund no longer holds any Notes, a majority of the holders of the Notes shall appoint a new LC Agent. At any time, upon two (2) Business Days advance notice to the Company, the Letter of Credit Bank and the Buyers, the LC Agent may resign as LC Agent, and a majority of the holders of the Notes shall appoint a new LC Agent. After any LC Agent’s resignation hereunder, the provisions of this Section 4(n) shall inure to its benefit. If a successor LC Agent shall not have been so appointed within said two (2) Business Day period, the retiring LC Agent shall then appoint a successor LC Agent who shall serve until such time, if any, as the holders of a majority of the Notes appoint a successor LC Agent as provided above.

(o) Stockholder Approval. The Company shall provide each stockholder entitled to vote at the next annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than June 30, 2008 (the “Stockholder Meeting Deadline”), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and a counsel of their choice, at the expense of the Company, not to exceed $10,000, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Stockholder Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issued and issuable upon conversion of the Notes, the number of Interest Shares issued and issuable as payment of interest on the Notes and the number of Warrant Shares issued and issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, in the form of Exhibit C attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to the Transfer Agent, and any subsequent transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Each Buyer and the Trustee shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Portside Growth and Opportunity Fund, the amounts withheld pursuant to Section 4(f)) for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement and (iii) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement. The Trustee shall have executed and delivered the Indenture to the Company.

(ii) Such Buyer shall have received the opinion of Morgan, Lewis & Bockius LLP, the Company’s counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate (or a fax or pdf copy of such certificate) evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate (or a fax or pdf copy of such certificate) evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State of California, which is the only jurisdiction in which the Company conducts business and is required to so qualify, as of a date within 10 days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware (or a fax or pdf copy of such certificate) within ten (10) days of the Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

(viii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit F.

(ix) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi) The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(xii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder and under the Notes, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Nanogen Inc.

10398 Pacific Center Court

San Diego, California 92121

Telephone:        (858) 410-4600

Facsimile:         (858) 410-4949

Attention:         Robert Saltmarsh

with a copy (for informational purposes only) to:

Morgan, Lewis & Bockius LLP

One Market, Spear Street Tower

San Francisco, CA 94605

Telephone:        (415) 442-1091

Facsimile:         (415) 442-1001

Attention:         Scott D. Karchmer, Esq.

If to the Transfer Agent:

Computershare Investor Services

250 Royall Street

Canton, MA 02021

Telephone:        (877) 282-1168

Facsimile:         (781) 575-3606

Attention:         Jeff Seiders

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:        (212) 756-2000

Facsimile:         (212) 593-5955

Attention:         Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Indenture and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. (i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party that is not an Affiliate of such Indemnitee (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the Purchased Shares. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges, and each Buyer confirms, that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges, and each Buyer confirms, that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each

Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

NANOGEN INC.

By:	/s/ Robert Saltmarsh
Name:	Robert Saltmarsh
Title:	Chief Financial Officer

SCHEDULE OF BUYERS

EXHIBITS

Exhibit A	Form of Note
Exhibit B-1	Form of Series A Warrant
Exhibit B-2	Form of Series B Warrant
Exhibit B-3	Form of Series C Warrant
Exhibit C	Form of Irrevocable Transfer Agent Instructions
Exhibit D	Form of Opinion of Company’s Counsel
Exhibit E	Form of Secretary’s Certificate
Exhibit F	Form of Officers Certificate

SCHEDULES

Schedule I	List of General Use Free Writing Prospectus

SCHEDULE I